UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 25, 2008

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Tender Offer

As previously disclosed, on May 1, 2008, Autodesk, Inc., a Delaware corporation (the “Company”), Switch Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Purchaser”) and Moldflow Corporation, a Delaware corporation (“Moldflow”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Purchaser offered (the “Offer”) to purchase all outstanding shares of common stock of Moldflow, par value $0.01 per share (the “Shares”), at a price of $22.00 per Share, net to the seller in cash without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 15, 2008 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constituted the “Offer”).

Upon the expiration of the initial offering period of the Offer at 12:00 midnight, New York City time, on Thursday, June 12, 2008, the Purchaser accepted for payment approximately 9,170,044 Shares (as well as 816,859 Shares that were tendered pursuant to guaranteed delivery procedures), together representing approximately 81% of Moldflow’s issued and outstanding Shares.

The Purchaser then commenced a subsequent offering period of the Offer for all remaining untendered Shares which subsequent offering period expired at 6:00 p.m., Eastern Daylight time, on Thursday, June 19, 2008.

Upon the expiration of the subsequent offering period at 6:00 p.m., Eastern Daylight time, on Thursday, June 19, 2008, the Purchaser accepted for payment approximately 11,622,163 Shares, representing approximately 95% of Moldflow’s issued and outstanding Shares.

Consummation of Merger Transaction

On June 25, 2008, pursuant to the terms of the Merger Agreement, the Purchaser merged with and into Moldflow, with Moldflow continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Based on the per Share consideration of $22.00 and the number of Shares validly tendered and accepted for payment at the end of the subsequent offering period, the value of the Shares purchased by the Purchaser in connection with the Offer on June 19, 2008 was approximately $297 million, less Moldflow’s cash balance and proceeds from option exercises.

As a result of the Merger, each outstanding Share not tendered in the Offer (other than Shares held by Moldflow, the Company and the Purchaser, and Shares held by stockholders who properly perfect appraisal rights under Delaware law) was converted into the right to receive $22.00 net per share in cash without interest thereon.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on May 2, 2008, and the press releases that were filed as Exhibits (a)(5)(iii) and (a)(5)(iv) to the Company’s Schedule TO on June 13, 2008 and June 20, 2008, respectively, each of which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 25, 2008, Autodesk issued a press release announcing that it had completed the Merger. The text of the press release is furnished as Exhibit 99.3 attached hereto. Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation (which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2008).

99.1	Press Release dated June 13, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(iii) to the Company’s Schedule TO filed with the Commission on May 15, 2008, as amended)

99.2	Press Release dated June 20, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(iv) to the Company’s Schedule TO filed with the Commission on May 15, 2008, as amended)

99.3	Press Release dated June 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ RICHARD M. FOEHR
Richard M. Foehr
Assistant General Counsel

Date: June 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation (which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2008).

99.1	Press Release dated June 13, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(iii) to the Company’s Schedule TO filed with the Commission on May 15, 2008, as amended)

99.2	Press Release dated June 20, 2008 (which is incorporated herein by reference to Exhibit (a)(5)(iv) to the Company’s Schedule TO filed with the Commission on May 15, 2008, as amended)

99.3	Press Release dated June 25, 2008